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                                                                EXHIBIT 10.47(a)

                                  AMENDMENT TO
                          SECOND AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT


     THIS AMENDMENT, dated as of November 30, 1998 modifies that certain Second Amended and Restated Limited Liability Company Agreement of WaferTech, LLC (the "LLC Agreement") dated as of October 28, 1997, by and among TSMC Development, Inc., a Delaware corporation ("TSMC"), Analog Devices, Inc., a Massachusetts corporation ("ADI"), Altera Corporation, a Delaware corporation ("Altera"), and Integrated Silicon Solutions, Inc., a Delaware corporation ("ISSI").

     WHEREAS, ADI proposes to transfer 9% and 5% interest in WaferTech, LLC (the "Company") to TSMC and Altera respectively.

     WHEREAS, ISSI proposes to transfer around 1.33% interest in the Company (equivalent to US$ 10 million worth of ISSI's interest in the Company) to TSMC.

     WHEREAS, the parties hereto recognize that, upon consummation of the aforementioned transfers, resulting ownership in the Company may no longer reflect the original intent of the supermajority voting provisions set forth in
Section 6.4.2 of the LLC Agreement.

     WHEREAS, the parties desire to amend the LLC Agreement in order to properly reflect each remaining Member's interest as originally intended.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follow:

1. Pursuant to Section 16.1 of the LLC Agreement, the undersigned Members, representing not less than 87% Percentage Interest, agree that the LLC Agreement shall be amended as follows:

     a. Section 6.4.2 of the LLC Agreement is amended by deleting subsections 6.4.2.1, 6.4.2.2, 6.4.2.5, 6.4.2.10 and 6.4.2.11 in their entirety.

     b. Section 6.4.3 of the LLC Agreement is amended by adding the following subsections.

          6.4.3.6   borrow, guarantee or incur long term debt in any way
                    greater than the amount of US$ 100 million in the aggregate;
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     6.4.3.7   determine that a Member or an Affiliate of a Member is a
               Prohibited Person;

     6.4.3.8 authorize or call for any Additional Capital Contribution in an amount exceeding US$200 million during any 12-month period and US$400 million during any 36-month period;

     6.4.3.9 make any material change or amendment to the most recent capacity ramp up schedule incorporated in the Business Plan, which change or amendment would result in the Company not being profitable for the year 2000;

     6.4.3.10  admit any new Member other than a participant in an Incentive
               Plan.

2. This amendment shall become effective upon the consummation of the aforementioned transfers.

3. All terms not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

4. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.



                                        TSMC DEVELOPMENT, INC.

                                        By: /s/ [Signature Illegible]
                                            --------------------------

                                        ANALOG DEVICES, INC.

                                        By: /s/ [Signature Illegible]
                                            --------------------------

                                        ALTERA CORPORATION

                                        By: /s/ RODNEY SMITH
                                            --------------------------

                                        INTEGRATED SILICON SOLUTIONS, INC.

                                        By: /s/ [Signature Illegible]
                                            --------------------------